UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 9, 2022, InMed Pharmaceuticals Inc. (the “Company”) issued a press release to announce that Adam Cutler resigned from the Board of Directors (the “Board”) (including from the Nominating & Corporate Governance Committee and the Audit Committee) of the Company, effective as of August 8, 2022. Mr. Cutler informed the Company that his decision to resign as a director was due to personal reasons and there was no disagreement with the Company in connection with Mr. Cutler’s resignation.

(d) On August 8, 2022, the Board appointed Nicole Lemerond as a director of the Board to fill the vacancy created by Mr. Cutler’s resignation, effective as of August 8, 2022. Ms. Lemerond’s term as a member of the Board will expire at the next Annual General Meeting of shareholders of the Company or the effective date of her resignation or removal. Ms. Lemerond will serve on the Nominating & Corporate Governance Committee and the Audit Committee effective as of August 8, 2022. There are no arrangements nor understandings with Ms. Lemerond pursuant to which she was selected as a director of the Company, and there are no family relationship between Ms. Lemerond and any of the Company’s other directors or executive officers. Ms. Lemerond will be entitled to receive the standard compensation provided to directors of an annual retainer of $45,000 which includes committee participation, assuming a minimum of two committee memberships. Ms. Lemerond was granted certain stock options to purchase 14,000 common shares as part of the compensation that are granted to new directors upon becoming a member of the board.

In connection with her appointment to the Board, Ms. Lemerond executed the Company’s standard form of indemnification agreement for directors.

Item 7.01 Regulation FD Disclosure.

On August 9, 2022, the Company issued a press release announcing the resignation of Mr. Cutler and the appointment of Ms. Lemerond. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release, dated August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: August 10, 2022	By:	/s/ Brenda Edwards
Brenda Edwards
Interim Chief Financial Officer

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